Contact:
Gary A. Simanson
President and Chief Executive Officer
Community Bankers Acquisition Corp.
(202) 431-0507

FOR IMMEDIATE RELEASE

COMMUNITY BANKERS ACQUISITION CORP.’S COMMON STOCK AND WARRANTS TO COMMENCE TRADING SEPARATELY ON
SEPTEMBER 5, 2006

Alexandria, Virginia, September 5, 2006 — Community Bankers Acquisition Corp. (the “Company”) (AMEX: BTC.U) announced today that it has been informed by I-Bankers, Securities Inc., the representative of the underwriters of the Company’s initial public offering consummated on June 8, 2006, that the holders of the Company’s units can separately trade the common stock and warrants included in such units commencing September 5, 2006, and that trading in the units will continue under the symbol BTC.U. The common stock and warrants will be quoted on the American Stock Exchange under the symbols BTC and BTC.WS, respectively.

Community Bankers Acquisition Corp. is a blank check company recently formed for the purpose of effecting a business combination with an operating commercial bank or bank holding company.

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as Material adverse events affecting the Company, the ability of Company to satisfy the conditions for completion of the business combination and those other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.

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